Exhibit 1.1

$5,500,000,000

FIDELITY NATIONAL INFORMATION SERVICES, INC.

$750,000,000 0.375% Senior Notes due 2023

$750,000,000 0.600% Senior Notes due 2024

$1,250,000,000 1.150% Senior Notes due 2026

$750,000,000 1.650% Senior Notes due 2028

$1,250,000,000 2.250% Senior Notes due 2031

$750,000,000 3.100% Senior Notes due 2041

Underwriting Agreement

February 23, 2021

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States

U.S. Bancorp Investments, Inc.

214 N. Tryon St., 26th Floor

Charlotte, North Carolina 28202

United States

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $750,000,000 principal amount of its 0.375% Senior Notes due 2023 (the “2023 Notes”), $750,000,000 principal amount of its 0.600% Senior Notes due 2024 (the “2024 Notes”), $1,250,000,000 principal amount of its 1.150% Senior Notes due 2026 (the “2026 Notes”), $750,000,000 principal amount of its 1.650% Senior Notes due 2028 (the “2028 Notes”), $1,250,000,000 principal amount of its 2.250% Senior Notes due 2031 (the “2031 Notes”) and $750,000,000 principal amount of its 3.100% Senior Notes due 2041 (the “2041 Notes” and, together with the 2023 Notes, the 2024 Notes, the 2026 Notes, the 2028 Notes and the 2031 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of April 15, 2013 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended by a thirtieth supplemental indenture dated as of March 2, 2021 relating to the 2023 Notes (the “Thirtieth Supplemental Indenture”), a thirty-first supplemental indenture dated as of March 2, 2021 relating to the 2024 Notes (the “Thirty-First Supplemental Indenture”), a thirty-second supplemental indenture dated as of March 2, 2021 relating to the 2026 Notes (the “Thirty-Second Supplemental Indenture”), a thirty-third supplemental indenture dated as of March 2, 2021 relating to the 2028 Notes (the “Thirty-Third Supplemental Indenture”), the thirty-fourth supplemental indenture dated as of March 2, 2021, relating to the 2031 Notes (the “Thirty-Fourth Supplemental Indenture”) and the thirty-fifth supplemental indenture dated as of March 2, 2021 relating to the 2041 Notes (the “Thirty-Fifth Supplemental Indenture” and, together with the Thirtieth Supplemental Indenture, the Thirty-First Supplemental Indenture, the Thirty-Second Supplemental Indenture, the Thirty-Third Supplemental Indenture and the Thirty-Fourth Supplemental Indenture, the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”).

The Company intends to use the proceeds of the offering of the Securities as described in the “Use of Proceeds” section of the Time of Sale Information and the Prospectus.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement.

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-232920), including a prospectus, relating to the Securities, which became effective upon filing with the Commission. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Base Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness, the term “Preliminary Prospectus” means each preliminary prospectus supplement specifically relating to the Securities, filed together with the Base Prospectus pursuant to Rule 424(b), and the term “Prospectus” means the prospectus supplement, together with the Base Prospectus, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

(b) At or prior to 3:55 P.M. (New York City time) on February 23, 2021, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 23, 2021, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

(c) The Company intends to use the proceeds of the offering of the Securities in the manner described under the caption “Use of Proceeds” in the Time of Sale Information and the Prospectus.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.571% of the principal amount of the 2023 Notes, 99.541% of the principal amount of the 2024 Notes, 99.250% of the principal amount of the 2026 Notes, 98.798% of the principal amount of the 2028 Notes, 98.729% of the principal amount of the 2031 Notes and 98.520% of the principal amount of the 2041 Notes, in each case, plus accrued interest, if any, from March 2, 2021 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 10:00 A.M., New York City time, on March 2, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the initial sale of the Securities to the Underwriters duly paid by the Company. The Global Notes will be made available for inspection by the Representatives at least twenty-four hours prior to the Closing Date.

(e) The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Representative nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by any Representative or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Representative or such Underwriter and shall not be on behalf of the Company or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives, (other than a communication referred to in clauses (i), (ii) and (iii) below, an “Issuer Free Writing Prospectus”), other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus available at the Time of Sale, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g) Authorization of the Securities. The Securities to be purchased by the Underwriters from the Company will on the Closing Date be in the forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when duly authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to the enforcement of remedies, to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnity and contribution (collectively, the “Enforceability Limitations”)) and will be entitled to the benefits of the Indenture.

(h) Authorization of the Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and, subject to the Enforceability Limitations, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Supplemental Indentures have been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, when duly executed and delivered in accordance with their terms by each of the other parties thereto, will, subject to the Enforceability Limitations, constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

(i) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j) No Material Adverse Change. Except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus: (i) there has been no material adverse change, or any development that would, individually or in the aggregate, reasonably be expected to result in a material adverse change in the financial condition, or in the earnings, business, or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(k) Independent Registered Public Accountants of the Company. KPMG LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of the Company and its subsidiaries filed with the Commission and incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(l) Preparation of the Financial Statements. The financial statements of the Company, together with the related schedules included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The financial data set forth in the Prospectus under the caption “Summary—Summary Historical Consolidated Financial Data of FIS” fairly presents in all material respects the information set forth therein and has been prepared on a basis consistent with that of the audited financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Prospectus or the Time of Sale Information has been made without a reasonable basis or has been disclosed other than in good faith. The statistical and market related data included in any of the Registration Statement, the Prospectus or the Time of Sale Information are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects.

(m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X, each a “Significant Subsidiary”) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent the concept of good standing is applicable in such jurisdiction), as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Prospectus and the Time of Sale Information, except where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and, in the case of the Company, to enter into and perform its obligations under each of this Agreement, the Securities and the Indenture. Each of the Company and its Significant Subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interests of each Significant Subsidiary of the Company has been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in each of the Registration Statement, the Prospectus and the Time of Sale Information. There are no Significant Subsidiaries of the Company other than the Significant Subsidiaries of the Company listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020

(n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Indenture, and the execution, issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by each of the Registration Statement, the Prospectus and the Time of Sale Information (x) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company, (y) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (z) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company except for such violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or the Indenture, or the execution, issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by each of the Registration Statement, the Prospectus and the Time of Sale Information, except (A) such as have been obtained or made by the Company and are in full force and effect, (B) such as may be required by the securities laws of the several states of the United States or provinces of Canada or other foreign jurisdictions in connection with the purchase and distribution of the Securities by the Underwriters, and (C) for such consents, approvals, authorizations, orders, registrations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(o) No Material Actions or Proceedings. Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against the Company or any of its Significant Subsidiaries or (ii) which have as the subject thereof any property owned or leased by, the Company or any of its Significant Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(p) Intellectual Property Rights. The Company and its Significant Subsidiaries own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own, possess or license sufficient Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its Significant Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(q) All Necessary Permits, etc. The Company and its Significant Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that is outstanding or unresolved which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(r) Title to Properties. The Company and its Significant Subsidiaries have good and marketable title to all their respective properties and assets reflected as owned in the financial statements referred to in Section 3(l) hereof or included or incorporated elsewhere in each of the Registration Statement, the Time of Sale Information and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, other than liens permitted by the Securities or the Indenture and except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(s) Tax Law Compliance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) the Company and its subsidiaries have filed (or caused to be filed) all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid (or caused to be paid) all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and (ii) the Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 3(l) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(t) Investment Company Act. The Company is not, or after receipt of payment for the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(u) Insurance. Each of the Company and its Significant Subsidiaries is insured in such amounts and with such deductibles and covering such risks as in their reasonable judgment are adequate and customary for its businesses including, without limitation, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes except where the failure to carry such insurance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(v) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(w) Solvency. The Company, taken together with its subsidiaries on a consolidated basis, is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital with which to conduct the businesses in which such person is engaged as of such date.

(x) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(y) Company’s Accounting System. The Company and its subsidiaries maintain a system of accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(z) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa) Regulations T, U, X. Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf (but excluding, for the avoidance of doubt, any Underwriter) has taken, and none of them will take, any action that would cause this Agreement, the issuance or sale of the Securities or the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(bb) Compliance with and Liability under Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus: (i) each of the Company and its Significant Subsidiaries and each of their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its Significant Subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its Significant Subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or its Significant Subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority of which the Company has received written notice, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its Significant Subsidiaries based on or pursuant to any Environmental Law pending or, to the Company’s knowledge, threatened against the Company or any of its Significant Subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its Significant Subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its Significant Subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its Significant Subsidiaries; and (vi) to the Company’s knowledge, there are no past or present actions, activities, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its Significant Subsidiaries, including, without limitation, any such liability which the Company or any of its Significant Subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(cc) ERISA Compliance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus: (i) the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company or its subsidiaries are in compliance with ERISA; (ii) to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 or 3(37) of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with ERISA; (iii) no “reportable event” (as defined under ERISA) has occurred during the six years immediately prior to the date hereof, or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or its subsidiaries; (iv) no “single employer plan” (as defined in Section 4001 or 3(35) of ERISA) established or maintained by the Company or its subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (v) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (2) Sections 4971, 4975 or 4980B of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder); and (vi) each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401 of the Code has received a favorable determination letter from the United States Internal Revenue Service (the “IRS”) or an application for such letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 (b) or (c) of the Code of which the Company or such subsidiary is a member.

(dd) Compliance with Labor Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) there is (x) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (y) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (z) to the Company’s knowledge, no union organizing activities taking place with respect to the Company or any of its subsidiaries and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(ee) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in each of the Registration Statement and the Prospectus and that is not described in such documents and in the Time of Sale Information.

(ff) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to ensure compliance with all applicable anti-bribery and anti-corruption laws.

(gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (in their capacities as such) is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, except to the extent then permitted for a person required to comply with Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, except (A) to the extent then permitted under a specific or general government license or Sanctions regime, or because the Company’s subsidiary, product or service is not subject to the Sanctions or (B) as disclosed to the Representatives and are not material to the Company. Notwithstanding the foregoing provisions of this subsection (hh), any violation by the Company or any of its subsidiaries of EU Council Regulation (EC) No 2271/96 of 22 November 1996 as amended by Commission Delegated Regulation (EU) 2018/1100, the so-called “Blocking Statute,” or any similar anti-boycott law in the United Kingdom, shall not constitute a breach of this subsection (hh).

(ii) Senior Indebtedness. The Securities constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.

(jj) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ll) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to (10:00 A.M., New York City time), on the second business day following the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two copies of the signed Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer

Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year other than the Securities.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex A hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(j) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the Company signed by an executive officer thereof who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives to the effect (i) that the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) as set forth in paragraphs (a) and (c) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Willkie Farr & Gallagher LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(h) Opinion of Local Counsel. Nelson Mullins Riley & Scarborough LLP, counsel for the Company in the State of Georgia, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(i) In-House Opinion of the Company. The Representatives shall have received on and as of the Closing Date an opinion of Marc M. Mayo, Corporate Executive Vice President and Chief Legal Officer for the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(j) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company, duly authenticated by the Trustee.

(o) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of (i) the third paragraph, (ii) the third and fourth sentences of the sixth paragraph, (iii) the seventh paragraph, (vi) the first sentence of the ninth paragraph, (vii) the tenth paragraph and (viii) the eleventh paragraph under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person), and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof and approval by the Indemnified Person of counsel, the Indemnifying Person shall not be liable to such Indemnified Person under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by United States federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the reproduction or distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; (viii) any transfer taxes payable in connection with the initial sale of the Securities to the Underwriters; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section 11(a), and Sections 7 and 11(b) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, any advertising expenses connected with any offers of the Securities that they may make and transfer taxes on resale of any of the Securities by them.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby, but the Company shall then be under no further liability to any Underwriter in respect of such Securities except as provided in this Section 11 and Section 7 hereof.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), certain of the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (Fax: (212) 834-6081), Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel

(Fax: 646-291-1469) and U.S. Bancorp Investments, Inc., 214 N. Tryon St., 26th Floor, Charlotte, North Carolina 28202, Attention: Debt Capital Markets (Fax: 704-335-2393), with a copy to the Underwriters’ counsel at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Derek Dostal. Notices to the Company shall be given to them at 601 Riverside Avenue, Jacksonville, Florida 32204 (Fax: 904-438-6032); Attention: Marc M. Mayo, with a copy to the Company’s counsel at Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Robert Rachofsky.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(f) Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the U.S. business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first U.S. business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company agrees to pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder. Any amounts payable by the Company or any Underwriter under this Section 16(f) shall be paid to the applicable Underwriter(s) or the Company (as applicable) as promptly as reasonably practicable.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication, including electronic copies in .pdf format), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Charles R. Curley, Jr.
Name: Charles R. Curley, Jr.
Title: Senior Vice President, Deputy General Counsel and Assistant Secretary

[Signature Page to the Underwriting Agreement]

Accepted as of the date first above written J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

BARCLAYS CAPITAL INC.

By:	/s/ E. Peter Contrucci III
Name: E. Peter Contrucci III
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Will Moore
Name: Will Moore
Title: Vice President

[Signature Page to the Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2023 Notes to be Purchased	Principal Amount of 2024 Notes to be Purchased	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2041 Notes to be Purchased
J.P. Morgan Securities LLC	$165,000,000	$165,000,000	$275,000,000	$165,000,000	$275,000,000	$165,000,000
Barclays Capital Inc.	$106,875,000	$106,875,000	$178,125,000	$106,875,000	$178,125,000	$106,875,000
Goldman Sachs & Co. LLC	$106,875,000	$106,875,000	$178,125,000	$106,875,000	$178,125,000	$106,875,000
Citigroup Global Markets Inc.	$76,875,000	$76,875,000	$128,125,000	$76,875,000	$128,125,000	$76,875,000
U.S. Bancorp Investments, Inc.	$52,500,000	$52,500,000	$87,500,000	$52,500,000	$87,500,000	$52,500,000
BofA Securities, Inc.	$37,500,000	$37,500,000	$62,500,000	$37,500,000	$62,500,000	$37,500,000
MUFG Securities Americas Inc.	$37,500,000	$37,500,000	$62,500,000	$37,500,000	$62,500,000	$37,500,000
Wells Fargo Securities, LLC .	$37,500,000	$37,500,000	$62,500,000	$37,500,000	$62,500,000	$37,500,000
Credit Agricole Securities (USA) Inc.	$18,750,000	$18,750,000	$31,250,000	$18,750,000	$31,250,000	$18,750,000
Lloyds Securities Inc.	$18,750,000	$18,750,000	$31,250,000	$18,750,000	$31,250,000	$18,750,000
PNC Capital Markets LLC.	$18,750,000	$18,750,000	$31,250,000	$18,750,000	$31,250,000	$18,750,000
SMBC Nikko Securities America, Inc.	$18,750,000	$18,750,000	$31,250,000	$18,750,000	$31,250,000	$18,750,000
Truist Securities, Inc.	$18,750,000	$18,750,000	$31,250,000	$18,750,000	$31,250,000	$18,750,000
BMO Capital Markets Corp.	$11,250,000	$11,250,000	$18,750,000	$11,250,000	$18,750,000	$11,250,000
TD Securities (USA) LLC.	$11,250,000	$11,250,000	$18,750,000	$11,250,000	$18,750,000	$11,250,000
Fifth Third Securities, Inc.	$3,750,000	$3,750,000	$6,250,000	$3,750,000	$6,250,000	$3,750,000
Regions Securities LLC	$3,750,000	$3,750,000	$6,250,000	$3,750,000	$6,250,000	$3,750,000
Credit Suisse Securities (USA) LLC.	$1,875,000	$1,875,000	$3,125,000	$1,875,000	$3,125,000	$1,875,000
Citizens Capital Markets, Inc.	$1,875,000	$1,875,000	$3,125,000	$1,875,000	$3,125,000	$1,875,000
NatWest Markets Securities Inc.	$1,875,000	$1,875,000	$3,125,000	$1,875,000	$3,125,000	$1,875,000
Total	$750,000,000	$750,000,000	$1,250,000,000	$750,000,000	$1,250,000,000	$750,000,000

1

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated February 23, 2021, substantially in the form of Annex E.

2

Annex B

Form of Opinion of Willkie Farr & Gallagher LLP

[Attached]

1

Annex C

Form of Opinion of Nelson Mullins Riley & Scarborough LLP

[Attached]

1

Annex D

Form of Opinion of Marc M. Mayo

[Attached]

1

Annex E

Form of Pricing Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-232920

Pricing Term Sheet

FIDELITY NATIONAL INFORMATION SERVICES, INC.

Pricing Term Sheet

$750,000,000 0.375% Senior Notes due 2023 (“2023 Notes”)

$750,000,000 0.600% Senior Notes due 2024 (“2024 Notes”)

$1,250,000,000 1.150% Senior Notes due 2026 (“2026 Notes”)

$750,000,000 1.650% Senior Notes due 2028 (“2028 Notes”)

$1,250,000,000 2.250% Senior Notes due 2031 (“2031 Notes”)

$750,000,000 3.100% Senior Notes due 2041 (“2041 Notes”)

(“Senior Notes”)

The information in this pricing term sheet supplements the Issuer’s Preliminary Prospectus Supplement, dated February 23, 2021, and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information contained therein. The pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Financial information presented in the Preliminary Prospectus Supplement or incorporated by reference therein is deemed to have changed to the extent affected by the changes described herein. This pricing term sheet should be read together with the Preliminary Prospectus Supplement, including the documents incorporated by reference therein, and the accompanying Prospectus dated July 31, 2019 before making a decision in connection with an investment in the securities. Capitalized terms used in this pricing term sheet but not defined have the meanings given to them in the Preliminary Prospectus Supplement.

2023 Notes

2024 Notes

2026 Notes

2028 Notes

2031 Notes

2041 Notes

Issuer	Fidelity National Information Services, Inc.

Expected Ratings (Moody’s/S&P/Fitch)*	[Reserved.]

Principal Amount	2023 Notes: $750,000,000 2024 Notes: $750,000,000 2026 Notes: $1,250,000,000 2028 Notes: $750,000,000 2031 Notes: $1,250,000,000 2041 Notes: $750,000,000

Coupon	2023 Notes: 0.375% 2024 Notes: 0.600% 2026 Notes: 1.150% 2028 Notes: 1.650% 2031 Notes: 2.250% 2041 Notes: 3.100%

Trade Date	February 23, 2021

Settlement Date	T+5; March 2, 2021

Maturity Date	2023 Notes: March 1, 2023 2024 Notes: March 1, 2024 2026 Notes: March 1, 2026 2028 Notes: March 1, 2028 2031 Notes: March 1, 2031 2041 Notes: March 1, 2041

Price to Public

2023 Notes: 99.921% of principal amount

2024 Notes: 99.941% of principal amount

2026 Notes: 99.850% of principal amount

2028 Notes: 99.423% of principal amount

2031 Notes: 99.379% of principal amount

2041 Notes: 99.395% of principal amount

Benchmark Treasury

2023 Notes: 0.125% UST due January 31, 2023

2024 Notes: 0.125% UST due February 15, 2024

2026 Notes: 0.375% UST due January 31, 2026

2028 Notes: 0.750% UST due January 31, 2028

2031 Notes: 1.125% UST due February 15, 2031

2041 Notes: 1.875% UST due February 15, 2041

Benchmark Treasury Price and Yield	2023 Notes: 100-00 5⁄8, 0.115% 2024 Notes: 99-23, 0.220% 2026 Notes: 99-00, 0.581% 2028 Notes: 98-13, 0.988% 2031 Notes: 97-23, 1.370% 2041 Notes: 97-09, 2.041%

Spread to Benchmark Treasury	2023 Notes: +30 basis points 2024 Notes: +40 basis points 2026 Notes: +60 basis points 2028 Notes: +75 basis points 2031 Notes: +95 basis points 2041 Notes: +110 basis points

Re-offer Yield	2023 Notes: 0.415% 2024 Notes: 0.620% 2026 Notes: 1.181% 2028 Notes: 1.738% 2031 Notes: 2.320% 2041 Notes: 3.141%

Interest Payment Dates	March 1 and September 1 of each year, commencing September 1, 2021

Underwriting Discount	2023 Notes: 0.350% 2024 Notes: 0.400% 2026 Notes: 0.600% 2028 Notes: 0.625% 2031 Notes: 0.650% 2041 Notes: 0.875%

Denominations	$2,000 and integral multiples of $1,000 in excess thereof

Optional Redemption

2023 Notes: At any time prior to the maturity date at a discount rate of the Treasury Rate plus 5.0 basis points

2024 Notes: At any time prior to the maturity date at a discount rate of the Treasury Rate plus 7.5 basis points

2026 Notes: At any time prior to the Par Call Date at a discount rate of the Treasury Rate plus 10.0 basis points

2028 Notes: At any time prior to the Par Call Date at a discount rate of the Treasury Rate plus 12.5 basis points

2031 Notes: At any time prior to the Par Call Date at a discount rate of the Treasury Rate plus 15.0 basis points

2041 Notes: At any time prior to the Par Call Date at a discount rate of the Treasury Rate plus 17.0 basis points

Notwithstanding the foregoing, if the 2026 Notes are redeemed on or after February 1, 2026 (the date that is 1 month prior to their maturity date), the 2028 Notes are redeemed on or after January 1, 2028 (the date that is 2 months prior to their maturity date), the 2031 Notes are redeemed on or after December 1, 2030 (the date that is 3 months prior to their maturity date) or the 2041 Notes are redeemed on or after September 1, 2040 (the date that is 6 months prior to their maturity date), the 2026 Notes, the 2028 Notes, the 2031 Notes and the 2041 Notes, respectively, will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. February 1, 2026, January 1, 2028, December 1, 2030, and September 1, 2040 are the Par Call Dates in respect of the 2026 Notes, the 2028 Notes, the 2031 Notes and the 2041 Notes, respectively.

Use of Proceeds	The Issuer intends to use the net proceeds from this offering to provide funds for (i) (A) a cash tender offer (the “Any and All Tender Offer”) for any and all of its outstanding Floating Rate Senior Notes due 2021, any and all of its outstanding 0.125% Senior Notes due 2021, any and all of its outstanding 3.500% Senior Notes due 2023, any and all of its outstanding 3.875% Senior Notes due 2024, any and all of its outstanding 2.602% Senior Notes due 2025, any and all of its outstanding 5.000% Senior Notes due 2025 and any and all of its outstanding 3.000% Senior Notes due 2026 (collectively, the “Any and All Notes”), upon the terms and subject to the conditions set forth in the related offer to purchase and notice of guaranteed delivery, and (B) a cash tender offer (the “Maximum Tender Offer” and, together with the Any and All Tender Offer, the “Tender Offers”) for its outstanding 4.250% Senior Notes due 2028, its outstanding 3.750% Senior Notes due 2029, its outstanding 4.500% Senior Notes due 2046 and its outstanding 1.500% Senior Notes due 2027 (together with the Any and All Notes, the “Tender Offer Notes”) and (ii) to the extent less than all of the Any and All Notes are tendered and accepted for purchase in the Any and All Tender Offer, redeeming all of the Any and All Notes that remain outstanding following the consummation of the Any and All Tender Offer (the “Any and All Notes Redemption”). Any remaining net proceeds are expected to be used for general corporate purposes, which may include the refinancing of upcoming debt maturities or the repayment of borrowings under the Issuer’s existing commercial paper programs. Pending such uses, the Issuer may invest the net proceeds from this offering temporarily in investment-grade securities, money-market funds, bank deposit accounts or similar short-term investments, or use such net proceeds to repay outstanding borrowings under the Issuer’s existing commercial paper programs or revolving credit facility. This offering is not conditioned upon the successful completion of the Tender Offers or the Any and All Notes Redemption.

CUSIP	2023 Notes: 31620M BP0 2024 Notes: 31620M BQ8 2026 Notes: 31620M BR6 2028 Notes: 31620M BS4 2031 Notes: 31620M BT2 2041 Notes: 31620M BU9

ISIN	2023 Notes: US31620MBP05 2024 Notes: US31620MBQ87 2026 Notes: US31620MBR60 2028 Notes: US31620MBS44 2031 Notes: US31620MBT27 2041 Notes: US31620MBU99

Listing	The Senior Notes are not, and are not expected to be, listed on any national securities exchange or included in any automated dealer quotation system.

Joint Book-Running Managers

J.P. Morgan Securities LLC

Barclays Capital Inc.

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

U.S. Bancorp Investments, Inc.

BofA Securities, Inc.

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Credit Agricole Securities (USA) Inc.

Lloyds Securities Inc. PNC Capital Markets LLC SMBC Nikko Securities America, Inc. Truist Securities, Inc. BMO Capital Markets Corp. TD Securities (USA) LLC

Co-Managers	Fifth Third Securities, Inc. Regions Securities LLC Credit Suisse Securities (USA) LLC Citizens Capital Markets, Inc. NatWest Markets Securities Inc.

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Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time. Each credit rating should be evaluated independently of any other credit rating.

Manufacturer target market (MiFID II/UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No EU or UK PRIIPs key information document has been prepared as the notes are not available to retail investors in the EEA or in the UK.

This communication is being distributed to, and is directed only at, persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply.

The issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by contacting J.P. Morgan Securities LLC collect at 1-212-834-4533, Barclays Capital Inc. at 1-888-603-5847, Goldman Sachs & Co. LLC at 1-212-902-1171, Citigroup Global Markets Inc. at 1-800-831-9146 and U.S. Bancorp Investments, Inc. at 1-877-558-2607.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes on any date prior to two business days before delivery will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.